Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 28, 2021, relating to the financial statement of Definitive Healthcare Corp. (the “Company”) appearing in the Company’s Registration Statement No. 333-258990 on Form S-1.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 14, 2021